Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 of Independent Bank Group, Inc. (Registration Nos. 333-196627 and 333-215137) and the Registration Statement on Form S-8 of Independent Bank Group, Inc. (Registration No. 333-198483) of our report dated April 1, 2017 on the consolidated financial statements of Carlile Bancshares, Inc., which is included in this Current Report on Form 8-K.

/s/ Crowe Horwath LLP

Dallas, Texas

June 6, 2017